Contact: Keting Lin, IR Associate Alliance Fiber Optic Products, Inc. 408-736-6900 x188 Email: klin@afop.com	October 28, 2015

AFOP REPORTS THIRD QUARTER, 2015 FINANCIAL RESULTS

Sunnyvale, CA – October 28, 2015 - Alliance Fiber Optic Products, Inc. (Nasdaq GM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the third quarter ended September 30, 2015.

Revenues for the third quarter of 2015 were $18,060,000, similar to revenues of $18,096,000 reported in the third quarter of 2014, and a 28% decrease from revenues of $25,045,000 reported in the second quarter of 2015.

Net income for the quarter ended September 30, 2015, was $3,653,000, or $0.20 per share, compared to net income of $4,303,000, or $0.23 per share, for the third quarter of 2014, and net income of $5,040,000, or $0.28 per share, for the second quarter of 2015.

Gross margin for the quarter ended September 30, 2015 was 39.3%, compared to 39.5% in the year ago quarter and 41.9% in the second quarter of 2015. Operating margin for the quarter ended September 30, 2015 was 20.6%, compared to 22.9% in the year ago quarter and 27.0% in the second quarter of 2015.

Non-GAAP net income for the quarter ended September 30, 2015 was $4,197,000, or $0.24 per share, compared to non-GAAP net income of $4,571,000, or $0.25 per share, for the third quarter of 2014, and non-GAAP net income of $6,705,000, or $0.38 per share, for the second quarter of 2015.

Non-GAAP gross margin for the quarter ended September 30, 2015 was 40.1%, compared to 39.9% in the year ago quarter and 42.5% in the second quarter of 2015. Non-GAAP operating margin for the quarter ended September 30, 2015 was 25.3%, compared to 25.3% in the year ago quarter and 30.1% in the second quarter of 2015.

Peter Chang, President and Chief Executive Officer, commented, “During the third quarter, we experienced the effect of inventory control by our largest Web 2.0 customer, which resulted in a sequential decrease in our third quarter revenue. Despite that, our revenue from other customers grew on a year over year basis to help us achieve a similar level of revenues compared with the year ago quarter. We believe we adjusted to this temporary shortfall well and continued to deliver strong financial performance within our industry peer group. Most importantly, we made good progress meeting our customers’ needs, extending our product technology and improving our operations during the quarter.”

“Regarding forward guidance, we expect revenues in the remaining quarter of 2015 to be higher sequentially. Data bandwidth demands continue to increase and the conversion from copper technology to fiber technology in data center applications continues accelerating. We are encouraged by growing demands for our products and the prospect of delivering record sales and profits in the coming years.” concluded Mr. Chang.

Conference Call
A more detailed review of third quarter financial results as well as the outlook for the fourth quarter of 2015 will be provided when the complete third quarter results are discussed on a conference call at 1:30 p.m. (Pacific) on October 28, 2015. To participate in AFOP’s conference call, please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 56988049. AFOP will also provide a live webcast of its third quarter 2015 conference call at AFOP’s website: www.AFOP.com. The webcast replay will be available on AFOP’s website 90 minutes after the live conference call.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, data center, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, splitters, thin film CWDM and DWDM components and modules, and optical attenuators. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue and profit levels and the time periods thereof, our business prospects, demand for our products and sources of demand, our expectations regarding future orders by customers, and our expectations for growth in the fiber optic industry, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwidth, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers or customer orders, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, the success of cost control efforts, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Sep. 30,	Dec. 31,
	2015	2014
ASSETS
Current assets:
Cash and short-term investments	$48,484	$54,580
Accounts receivable, net	10,549	10,806
Inventories	10,184	9,305
Deferred tax asset	3,955	3,690
Other current assets	2,265	2,077
Total current assets	75,437	80,458

Long-term investments	10,774	10,635
Property and equipment, net	16,117	13,868
Other assets	245	212
Total assets	$102,573	$105,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,014	$9,236
Accrued expenses and other current liabilities	7,927	8,699
Total current liabilities	14,941	17,935
Long-term liabilities	966	978
Total liabilities	15,907	18,913
Stockholders' equity	86,666	86,260
Total liabilities and stockholders' equity	$102,573	$105,173

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2015	2015	2014	2015	2014
Revenues	$18,060	$25,045	$18,096	$64,768	$67,177

Cost of revenues	10,963	14,550	10,957	38,384	40,429
Gross profit	7,097	10,495	7,139	26,384	26,748

Operating expenses:
Research and development	1,009	1,169	1,068	3,321	3,243
Selling, marketing and administrative	2,373	2,567	1,924	7,171	6,321
Total operating expenses	3,382	3,736	2,992	10,492	9,564

Income from operations	3,715	6,759	4,147	15,892	17,184
Interest and other income, net	148	192	226	536	559
Net income before tax	3,863	6,951	$4,373	$16,428	$17,743
Provision for income taxes	(210)	(1,911)	(70)	(4,177)	(4,643)
Net income	$3,653	$5,040	$4,303	$12,251	$13,100

Net income per share:
Basic	$0.20	$0.28	$0.23	$0.69	$0.71
Diluted	$0.20	$0.27	$0.23	$0.67	$0.69

Shares used in per share calculation:
Basic	17,850	17,822	18,629	17,848	18,529
Diluted	18,227	18,422	19,103	18,199	19,036

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$137	$137	$87	$395	$379
Research and development	51	58	44	155	191
Selling, marketing and administrative	666	575	305	1,570	1,113
Total	$854	$770	$436	$2,120	$1,683

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Reconciliations from GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2015	2015	2014	2015	2014
Gross Profit Reconciliation
GAAP gross profit	$7,097	$10,495	$7,139	$26,384	$26,748
Stock-based compensation expense	137	137	87	395	379
Adjusted (non-GAAP) gross profit	$7,234	$10,632	$7,226	$26,779	$27,127
Adjusted (non-GAAP) gross margin	40.1%	42.5%	39.9%	41.3%	40.4%

Operating Expense Reconciliation
GAAP operating expenses	$3,382	$3,736	$2,992	$10,492	$9,564
Stock-based compensation expense	717	633	349	1,725	1,304
Adjusted (non-GAAP) operating expenses	$2,665	$3,103	$2,643	$8,767	$8,260

Income from Operations Reconciliation
GAAP income from operations	$3,715	$6,759	$4,147	$15,892	$17,184
Adjustments related to gross profit	137	137	87	395	379
Adjustments related to operating expense	717	633	349	1,725	1,304
Adjusted (non-GAAP) income from operations	$4,569	$7,529	$4,583	$18,012	$18,867
Adjusted (non-GAAP) operating margin	25.3%	30.1%	25.3%	27.9%	28.1%

Net Income Reconciliation
GAAP net income	$3,653	$5,040	$4,303	$12,251	$13,100
Adjustments related to gross profit	137	137	87	395	379
Adjustments related to operating expense	717	633	349	1,725	1,304
Income tax provision adjustments	(310)	895	(168)	1,754	2,625
Adjusted (non-GAAP) net income	$4,197	$6,705	$4,571	$16,125	$17,408

Weighted average shares outstanding
Basic	17,850	17,822	18,629	17,848	18,529
Diluted	18,227	18,422	19,103	18,199	19,036

Net Income per Common Share - Basic:
GAAP as reported	$0.20	$0.28	$0.23	$0.69	$0.71
Non-GAAP as adjusted	$0.24	$0.38	$0.25	$0.90	$0.94

Net Income per Common Share - Diluted:
GAAP as reported	$0.20	$0.27	$0.23	$0.67	$0.69
Non-GAAP as adjusted	$0.23	$0.36	$0.24	$0.89	$0.91

Non-GAAP EBITDA
Non-GAAP net income	$4,197	$6,705	$4,571	$16,125	$17,408
Depreciation expense	685	680	748	2,023	2,139
Interest income	(182)	(200)	(198)	(575)	(559)
Income tax expense	520	1,016	238	2,424	2,018
Non-GAAP EBITDA	$5,220	$8,201	$5,359	$19,997	$21,006

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP net income, Non-GAAP basic and diluted net income per share and EBITDA as supplemental information. In computing these non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense and income tax provision adjustments. In computing EBITDA, the company also excludes interest income, income tax expense and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.